      As filed with the Securities and Exchange Commission on July 11, 1997
                                                     Registration No. 33-98636
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                        POST-EFFECTIVE AMENDMENT NO. TWO
                                TO THE FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

               Delaware                                        6162                                    87-0418807
--------------------------------------         ------------------------------------        ----------------------------------
   (State or other jurisdiction of                 (Primary Standard Industrial                     (I.R.S. Employer
    incorporation or organization)                 Classification Code Number)                   Identification Number)

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                              103 Springer Building
                              3411 Silverside Road
                           Wilmington, Delaware 19810
                                 (302) 478-6160
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            ANTHONY J. SANTILLI, JR.
                  Chairman, President, Chief Executive Officer,
                 Chief Operating Officer, Treasurer and Director
                   American Business Financial Services, Inc.
                            Balapointe Office Center
                           111 Presidential Boulevard
                                    Suite 215
                              Bala Cynwyd, PA 19004
                                 (610) 668-2440
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            JANE K. STORERO, ESQUIRE
                          Blank Rome Comisky & McCauley
                           1200 Four Penn Center Plaza
                         Philadelphia Pennsylvania 19103
                                 (215) 569-5500

                             -----------------------

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

        If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

        If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box. | |














































        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

 This Post-effective Amendment No. Two is being filed for the purpose of deregistering under the Securities Act of 1933, as amended, $251,684 of principal amount of unsecured subordinated investment notes with terms of three, six, eight and thirty months and one, two, three, four, five, seven and ten years (the "Investment Notes") of American Business Financial Services, Inc. (the "Company") previously registered pursuant to Registration Statement No. 33-98636. The $251,684 in principal amount of the Investment Notes has not been issued as of the date hereof. The Investment Notes registered on the above referenced Registration Statement are no longer being offered for sale by the Company. The offering of the Investment Notes resulted in the sale of $49,748,316 of principal amount of Investment Notes.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, the City of Philadelphia, Commonwealth of Pennsylvania on July 11, 1997.

                          AMERICAN BUSINESS FINANCIAL SERVICES, INC.


Date:   July 11, 1997     By: /S/ ANTHONY J. SANTILLI, JR.
                              -------------------------------------------------
                              Anthony J. Santilli, Jr., Chairman, President, Chief Executive Officer, Chief Operating Officer, Treasurer and Director (Duly Authorized Officer)

                              --------------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. Santilli, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

              SIGNATURE                                    CAPACITY                               DATE
--------------------------------------  -----------------------------------------------  -----------------------
/S/ ANTHONY J. SANTILLI, JR.            Chairman, President, Chief Executive Officer,    July 11, 1997
--------------------------------------  Chief Operating Officer, Treasurer and
Anthony J. Santilli, Jr.                Director (Principal Executive and Operating
                                        Officer)

/S/ DAVID M. LEVIN                      Senior Vice President-Finance and Chief          July 11, 1997
--------------------------------------  Financial Officer (Principal Financial and
David M. Levin                          Accounting Officer)

/S/ LEONARD BECKER                      Director                                         July 11, 1997
--------------------------------------
Leonard Becker

/S/ RICHARD KAUFMAN                     Director                                         July 11, 1997
--------------------------------------
Richard Kaufman

/s/ MICHAEL DELUCA                      Director                                         July 11, 1997
--------------------------------------
Michael DeLuca

/S/ HAROLD SUSSMAN                      Director                                         July 11, 1997
--------------------------------------
Harold Sussman


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